Calculation of Filing Fee Tables
S-8
NIKE, Inc.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Class B Common Stock, no par value per share reserved for the issuance pursuant to the NIKE, Inc. Stock Incentive Plan	Other	45,000,000	$ 43.97	$ 1,978,650,000.00	0.0001381	$ 273,251.57
2	Equity	Class B Common Stock, no par value per share reserved for the issuance pursuant to the NIKE, Inc. Foreign Subsidiary Employee Stock Purchase Plan	Other	8,000,000	$ 43.97	$ 351,760,000.00	0.0001381	$ 48,578.06
3	Other	Deferred compensation obligations under the NIKE, Inc. Deferred Compensation Plan (the "DC Plan")	Other	75,000,000	$ 1.00	$ 75,000,000.00	0.0001381	$ 10,357.50
Total Offering Amounts:						$ 2,405,410,000.00		$ 332,187.13
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 332,187.13
Offering Note
[1]	(1) Pursuant to Rule 416 under the Securities Act, as amended (the "Securities Act"), this Registration Statement shall also cover any additional shares of Class B Common Stock that may become issuable under the NIKE, Inc. Stock Incentive Plan by NIKE, Inc., an Oregon corporation (the "Registrant"), by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant's outstanding shares of Class B Common Stock. (3) Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) under the Securities Act, based upon the average of the high and low reported market prices of Class B Common Stock as reported on the New York Stock Exchange on April 6, 2026.

[2]	(2) Pursuant to Rule 416 under the Securities Act, this Registration Statement shall also cover any additional shares of Class B Common Stock that may become issuable under the NIKE, Inc. Foreign Subsidiary Employee Stock Purchase Plan by the Registrant, by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant's outstanding shares of Class B Common Stock. (3) Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) under the Securities Act, based upon the average of the high and low reported market prices of Class B Common Stock as reported on the New York Stock Exchange on April 6, 2026.

[3]	(4) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act, based upon an estimate of the amount of compensation participants may defer under the DC Plan.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources